As filed with the Securities and Exchange Commission on December 27, 2019

Registration No. 333-200372

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

ON FORM S-8

UNDER THE SECURITIES ACT OF 1933

RELIV INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1172197 (I.R.S. Employer Identification No.)

136 Chesterfield Industrial Boulevard Chesterfield MO (Address of principal executive offices)	63005 (Zip Code)

2014 INCENTIVE STOCK PLAN

Ryan A. Montgomery

Chief Executive Officer

136 Chesterfield Industrial Boulevard

Chesterfield, Missouri 63005

(636) 537-9715

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE: Not Applicable

EXPLANATORY STATEMENT

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-200372) filed by Reliv International, Inc. (the “Registrant”) on November 19, 2014 (the “Registration Statement”), to register 1,000,000 shares of the Registrant’s common stock (the “Common Stock”) for issuance under the Registrant’s 2014 Incentive Stock Plan. On October 4, 2016, the Registrant completed a one for seven reverse split of the Common Stock, effectively reducing the number of shares covered by the plan to 142,857 shares.

The Registrant has terminated the offering of Common Stock contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri on December 27, 2019.

RELIV INTERNATIONAL, INC.

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert L. Montgomery	Chairman of the Board of Directors	December 27, 2019
Robert L. Montgomery

/s/ Steven D. Albright	Chief Financial Officer ( and	December 27, 2019
Steven D. Albright	Accounting Officer)

/s/ Ryan A. Montgomery	Chief Executive Officer, Director	December 27, 2019
Ryan A. Montgomery

/s/ Robert M. Henry	Director	December 27, 2019
Robert M. Henry

/s/ Paul Adams	Director	December 27, 2019
Paul Adams

/s/ John M. Klimek	Director	December 27, 2019
John M. Klimek